EXHIBIT 99.2

News Release Air Products and Chemicals, Inc 7201 Hamilton Boulevard, Allentown, PA 18195-1501 www.airproducts.com

Air Products to Add Three New Independent Directors

John McGlade to Retire in 2014; Company to Commence CEO Search

LEHIGH VALLEY, Pa. (September 26, 2013) ‒ Air Products (NYSE: APD) today announced that it will add three new independent directors to its Board of Directors and will commence a search to identify a successor to chairman and CEO John E. McGlade, who will retire in 2014.  The actions reflect the Board’s ongoing focus on best-in-class corporate governance and leadership succession planning to ensure the Air Products Board and management has the appropriate experience and expertise to deliver long-term value for Air Products shareholders.

The CEO search will commence promptly, led by a newly formed search committee of the Board with the assistance of a leading executive search firm.  The search will be conducted in a manner consistent with recruiting an accomplished executive with the skills and experience necessary to successfully lead a large, global industrial gas company.  McGlade will continue to serve as chairman and CEO during the search process and then as chairman for an agreed-upon transition period in 2014.  The incoming CEO will also join the Board as a director.

McGlade said, “Air Products is a long-cycle business, and we have taken significant actions in recent years to position the company for accelerated earnings growth in an economic recovery.  As I approach age 60 and the Board plans for my retirement, the actions our Board is announcing today will ensure an orderly leadership transition and a company that is well positioned to deliver long-term shareholder value.  We have had a constructive dialogue with Pershing Square, our largest shareholder, and are pleased they are supportive of the actions our Board is announcing today for the benefit of all Air Products shareholders.”

Bill Ackman, CEO of Pershing Square, said, “We invested in Air Products because it is a great business in an industry with excellent long-term prospects.  In recent weeks, we have been delighted to get to know John and the rest of the board working with them on their mission of continuous improvement and long-term shareholder value creation.  We look forward to a successful long-term partnership.”

The three new independent directors will join the Board immediately. Two of the new independent directors, Edward Monser and Matthew Paull, will stand for election at the Air Products 2014 Annual Meeting. Pershing Square has agreed to vote in favor of the company’s slate of nominees recommended by the Board at the 2014 Annual Meeting.  The third independent director, Seifi Ghasemi, will stand for election at the 2015 Annual Meeting. With the addition of the three new directors, three current Air Products directors will retire prior to the 2014 Annual Meeting in order to maintain an optimal board size.  Biographies of the new independent directors are below:

Seifi Ghasemi, 69
Mr. Ghasemi is currently chairman and chief executive officer of Rockwood Holdings, Inc. (NYSE: ROC), a global leader of inorganic specialty chemicals and advanced materials businesses.  Prior to joining Rockwood in 2001, he was with GKN plc, an $11 billion (revenues) global industrial company, where he served in various positions including chairman and CEO of GKN Sinter Metals and as a director of the Main Board of GKN plc.  From 1979 to 1997, he was with The BOC Group, a global industrial gas company now part of Linde AG, where he held a variety of senior positions including president of BOC Gases, Americas and, from 1996-1997, served as a member of the BOC Group Board of Directors.  He currently serves on the Board of

Directors of EnerSys (NYSE: ENS), the largest industrial battery manufacturer in the world, and as chairman of the Supervisory Board of CeramTec GmbH, a manufacturer and developer of advanced ceramic components.  He holds an M.S. in Mechanical Engineering from Stanford University and received his undergraduate degree from Abadan Institute of Technology.

Edward L. Monser, 63
Mr. Monser is currently president and chief operating officer of Emerson Electric Co. (NYSE: EMR), a $24 billion (revenues) global industrial controls products company.  He is responsible for Emerson’s day-to-day business operations and leads the company's profit review and other strategic planning processes. He also directs the company’s demand-driven supply chain, lean manufacturing, and international business activities, which include business development and investments in emerging markets. Monser has more than 30 years of experience in senior operational positions at Emerson and has played key roles in globalizing the company, having held increasingly senior positions at the company, including chief operating officer (2001-2010), president of its Rosemount Inc. subsidiary (1996-2001), and various operations, new product development, engineering and technology positions.  He is a member of the Economic Development Board for China’s Guangdong Province and a past board member and past Vice Chairman of the U.S.-China Business Council.  He holds a B.S. in Electrical Engineering from the Illinois Institute of Technology and a B.A. in Education from Eastern Michigan University.

Matthew Paull, 62
Mr. Paull was senior executive vice president and chief financial officer of McDonald’s Corporation (NYSE: MCD) from 2001 until he retired from that position in 2008. Prior to joining McDonald's in 1993, he was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations. He was until recently the lead independent director of Best Buy Co. (NYSE: BBY) and chairman of the Board’s Finance Committee.  Mr. Paull currently serves as a director of KapStone Paper and Packaging Corporation (NYSE: KS) and WMS Industries Inc. (NYSE: WMS) and as a member of the Advisory Board of Pershing Square Capital Management, L.P. He also served as an advisory council member for the Federal Reserve Bank of Chicago. He holds a Master's degree in Accounting and a B.A. degree from the University of Illinois.

About Air Products
Air Products (NYSE:APD) provides atmospheric, process and specialty gases; performance materials; equipment; and technology. For over 70 years, the Company has enabled customers to become more productive, energy efficient and sustainable. More than 20,000 employees in over 50 countries supply innovative solutions to the energy, environment and emerging markets. These include semiconductor materials, refinery hydrogen, coal gasification, natural gas liquefaction, and advanced coatings and adhesives.  In fiscal 2012, Air Products had sales approaching $10 billion. For more information, visit www.airproducts.com.

Note: This release contains "forward-looking statements" within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about anticipated future business performance. These forward-looking statements are based on management's reasonable expectations and assumptions as of the date of this release. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, and outside the control of the Company including, without limitation, further deterioration in global or regional economic and business conditions; weakening demand for the Company’s products and services; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; the impact of competitive products and pricing; interruption in ordinary sources of supply of raw materials;

the success of productivity programs; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of changes in environmental, tax or other legislation and regulations in jurisdictions in which the Company and its affiliates operate; and other risk factors described in the Company's Form 10K for its fiscal year ended September 30, 2012. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in the Company's assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:
George Noon, tel: (610) 481-1990; email: noong@airproducts.com

George Sard/David Reno/Michael Henson, Sard Verbinnen & Co., tel: 212-687-8080

Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com.